PRESS RELEASE

Holly Energy Partners, L.P. Announces Pricing of Public Offering of Common Units

DALLAS, TX, March 19, 2013 — Holly Energy Partners, L.P. (NYSE: HEP) announced today the pricing of the public offering of 1,875,000 common units representing limited partner interests to be issued and sold by us, and 1,875,000 common units to be sold by HollyFrontier Corporation (NYSE: HFC) and certain of its affiliates as selling unitholders. The common units were priced at $40.80 per common unit. In connection with the offering, we granted the underwriters a 30-day option to purchase up to 281,250 additional common units from us and up to 281,250 additional common units from the selling unitholders. We expect to close the sale of the common units on March 22, 2013.

We intend to use the net proceeds from the offering by us to repay indebtedness incurred under our credit facility and for general partnership purposes. Amounts repaid under our credit facility may be reborrowed from time to time, and we intend to reborrow certain amounts to fund capital expenditures in connection with our expansion of our crude oil transportation system in southeastern New Mexico, which are currently estimated to be approximately $35 million to $40 million. Holly Energy Partners will not receive any of the proceeds from the common units sold by the selling unitholders.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, Credit Suisse, Deutsche Bank Securities and J.P. Morgan are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective registration statement. The offering may be made only by means of a prospectus, copies of which may be obtained, when available, by sending a request to:

Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, New York 10152
Telephone: +1-800-326-5897
E-mail: cmclientsupport@wellsfargo.com

BofA Merrill Lynch
222 Broadway, New York, NY 10038
Attn: Prospectus Department
E-mail: dg.prospectus_requests@baml.com

Citigroup
c/o Broadridge Financial Solutions
1155 Long Island Ave.
Edgewood, NY 11717

Telephone: +1-800-831-9146
E-mail: batprospectusdept@citi.com

Credit Suisse
c/o Credit Suisse Prospectus Department
One Madison Avenue
New York, NY 10010
Telephone: 1-800-221-1037
Email: newyork.prospectus@credit-suisse.com

Deutsche Bank Securities
Attention: Prospectus Department
60 Wall Street
New York, NY 10005-2836
Telephone: 1-800-503-4611
Email: prospectus.cpdg@db.com

J.P. Morgan
via Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York, New York 11717
Telephone: (866) 803-9204

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

About Holly Energy Partners, L.P.

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including HollyFrontier Corporation, which currently owns a 44% interest (including a 2% general partner interest) in Holly Energy. Holly Energy owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Texas, New Mexico, Arizona, Oklahoma, Washington, Idaho, Utah, Kansas and Wyoming. In addition, Holly Energy owns a 75% interest in UNEV Pipeline, LLC, the owner of a Holly Energy operated refined products pipeline running from Salt Lake City, Utah to Las Vegas, Nevada, and related product terminals and a 25% interest in SLC Pipeline LLC, a 95-mile intrastate pipeline system serving refineries in the Salt Lake City, Utah area.

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored or throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to successfully purchase and integrate additional operations in the future;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Julia Heidenreich, Vice President, Investor Relations
M. Neale Hickerson, Investor Relations
Holly Energy Partners
214/954-6511

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